Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
July 20, 2006	Raymond E. Verlinde	Brady T. Burt
	Sr. EVP/Chief Administrative Officer	EVP/Chief Financial Officer
	ray.verlinde@weststarbank.com	bburt@weststarbank.com
	970-328-9710	970-328-9711

Vail Banks Announces Second Quarter Results

    Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted earnings per share of $0.26 for the second quarter 2006 compared to $0.18 for the second quarter 2005 and $0.24 for the first quarter 2006. Net income for the quarter was $1,442,000 versus $971,000 in the second quarter of 2005 and $1,313,000 in the first quarter 2006. Core net income (excluding costs incurred related to the pending merger transaction with U.S. Bancorp.) was $1,668,000 for the second quarter 2006, or $0.30 diluted earnings per share.

    On June 1, 2006 the Company and U.S. Bancorp announced the signing of a definitive merger agreement on May 31, 2006, for U.S. Bancorp to acquire Vail Banks, Inc. On June 27th, the Company filed a preliminary proxy statement with the SEC for review. The merger is subject to approval by the Company’s shareholders, the receipt of necessary regulatory and governmental approvals and the satisfaction of customary closing conditions. The merger will be completed as soon as practicable following satisfaction of these conditions, which the Company expects to be in the third or fourth quarter 2006.

    In 2006, through the second quarter, the Company incurred an estimated $439,000 of costs related to this transaction with $319,000 of these expenses incurred during the second quarter. All of these costs are expensed as incurred. “We are very pleased with our continued earnings growth, even with the costs we have incurred related to the pending transaction with U.S. Bancorp,” stated Gary Judd, CEO of Vail Banks, Inc.

    Average earning assets increased $51.1 million, or 9 percent, since the second quarter 2005, while total average assets increased $54.3 million, or 8 percent, over the same period. The Company had $4,000 in net recoveries on previously charged-off loans in the second quarter 2006. Non-accrual loans increased by $2.3 million during the quarter, related to a single real estate secured relationship. Non-performing assets to loan-related assets increased from 0.25 percent for the first quarter of 2006 to 0.62 percent for the second quarter 2006. Loans past due 30 days or more and still accruing interest were 0.09 percent at the end of the second quarter 2006 compared to 0.78 percent at the end of the first quarter 2006. “Asset quality remains strong, as shown by the past-due loan trends. We recognized a loan loss provision expense of $240,000 during the quarter to provide for an adequate loan loss reserve given our continued strong loan growth. The allowance for loan losses to total loans was 0.92 percent for the second quarter compared to 0.93 percent for the first quarter,” stated Mr. Judd.

    Average loan balances have increased $104.7 million, or 25 percent, compared to the second quarter 2005 and $17.5 million compared to the first quarter 2006. Year to date, commercial and industrial loans have increased by 11 percent and real estate mortgage secured loans increased by 28 percent. Core deposit balances plus balances tied to repurchase agreements improved $45.1 million, or 9 percent, since December 31, 2005. Money market and balances tied to repurchase agreements have grown 17 and 220 percent, respectively, since December 31, 2005. “Our balance sheet growth is a direct result of the execution by our knowledgeable and professional associates of our strategy to focus on creating strong banking relationships with our customers,” commented Mr. Judd.

    Loan interest income increased $797,000, or 8 percent, compared to the first quarter 2006 and $3.4 million, or 46 percent, compared to the second quarter 2005. In addition, loan fees increased $257,000, or 31 percent, compared to the first quarter 2006. These increases were partially offset by an increased cost of funds, with net interest income increasing $1.6 million, or 24 percent, compared to the second quarter 2005. Interest bearing deposits and balances tied to repurchase agreements increased $46.7 million, or 11 percent, since December 31, 2005. Even with the increases in interest expense, our net interest margin, on a fully tax equivalent basis, improved to 5.68 percent for the quarter, compared to 5.49 percent for the first quarter 2006 and 5.00 percent for the second quarter in 2005.

    Non-interest income increased $118,000, or 8 percent, this quarter compared to the first quarter 2006. Deposit related charges consist of service charges, which contributed $43,000 of the increase.  Mortgage broker fees increased $58,000, or 14 percent, from the previous quarter.

    Non-interest expenses increased $464,000, or 6 percent, this quarter compared to the previous quarter 2006. The primary contributors to this increase were the professional fees related to the merger transaction with U.S. Bancorp and expenses related to other real estate owned.

    At its meeting on July 17, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable August 11 to shareholders of record on July 28.

    On June 23, 2006, the Company closed its Stapleton banking office, which was within the city limits of Denver.

    Vail Banks, Inc., through its subsidiary WestStar Bank, has 23 banking offices in 19 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Fruita, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

This news release contains forward-looking statements, including, without limitation, statements regarding certain of the Company’s goals and expectations with respect to net income, net income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. Actual results may differ from those set forth in the forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of Vail Banks’shareholders to approve the merger; (3) the projected growth and profitability of the Company following the new branding and other business initiatives are lower than expected; (4) the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (5) the effects of, and changes in, inflation, interest rate, market and monetary fluctuations; (6) the development of competitive new products and services by the Company and its competitors;(7) the impact of changes in financial services’ laws and regulations or other unanticipated regulatory or judicial proceedings or ruling; (8) changes in consumer spending and saving habits; (9) adverse changes in financial performance and/or condition of the Company’s borrowers which could impact repayment of such borrowers’ outstanding loans; (10) the impact of changes in accounting principles; and (11) decision to downsize, sell or close branches or otherwise change the business mix of the Company. The foregoing list of factors is not exclusive and you should refer to the section entitled “Certain Factors Affecting Forward-Looking Statement in the Company’s annual report filed in Form 10-K with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Additional Information about the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving U.S. Bancorp and Vail Banks, Inc. In connection with the transaction, Vail Banks will file a proxy statement with the SEC. Shareholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to Vail Banks shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the preliminary and final proxy statements and other relevant documents will be available free of charge at the SEC's Internet Web site, www.sec.gov. When available, the preliminary and final proxy statement and other relevant documents also may be obtained for free at Vail Banks' web site, www.weststarbank.com, or by contacting Ray Verlinde, SEVP and chief administrative officer, or Lisa Dillon, vice chairman, Vail Banks, at telephone number (970) 328-9700.

Vail Banks and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Vail Banks’ shareholders may obtain information regarding the identity of each participant and a description of each participant's direct or indirect interest in the solicitation from Vail Banks’ proxy statements and annual reports on Form 10-K previously filed with the SEC and Vail Banks’ proxy statement relating to the proposed transaction, when it becomes available.

Vail Banks, Inc.
Financial Highlights
(in thousands, except share data)
(unaudited)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2005	2005	2005

Earnings and Performance
Net income	$1,442	$1,313	$1,290	$1,343	$971
Diluted net income per share	0.26	0.24	0.24	0.25	0.18
Return on assets	0.82%	0.77%	0.75%	0.79%	0.60%
Return on equity	8.82	8.29	8.03	8.59	6.39
Net interest margin (FTE)	5.68	5.49	5.53	5.07	5.00
Efficiency ratio	78	78	76	79	84
Return on tangible equity	19.60	18.92	18.51	20.57	15.69

Asset Quality Ratios
Net recoveries (charge-offs) to average loans	0.00%	0.00%	(0.02)%	0.00%	0.05%
Allowance for loan losses to loans	0.92	0.93	0.92	0.95	0.95
Non-performing assets to loan-related assets	0.62	0.25	0.13	0.14	0.14
Risk assets to loan-related assets (1)	0.63	0.30	0.14	0.47	0.18

Capital Ratios
Equity to assets at period end	9.13%	9.18%	9.29%	9.33%	9.44%
Tangible equity to assets at period end	4.15	4.06	4.03	3.96	3.93
Leverage ratio	8.25	8.14	8.24	8.13	8.12
Tier 1 capital ratio	9.74	9.87	10.00	10.61	10.70
Total capital ratio	10.95	11.18	11.13	11.84	12.05

Other Information at Period End
Book value per share	$11.79	$11.54	$11.37	$11.19	$11.05
Tangible book value per share	5.36	5.11	4.93	4.75	4.61
Closing market price	16.66	16.11	15.00	14.00	14.64
Shares outstanding	5,606,235	5,606,235	5,606,235	5,604,235	5,604,235
Associates	264	261	256	256	254
Banking offices	23	24	24	24	23

(1) Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.
Balance Sheet
(in thousands, except share data)

	June 30,	December 31,	Percent
	2006	2005	Change
	(unaudited)	(unaudited)
Assets
Cash and due from banks	$21,793	$20,728	5%
Federal funds sold	4,990	10,630	(53)
Investment securities
Available for sale	79,081	87,265	(9)
Held to maturity	158	175	(10)
Investments in Trust I and Trust II	743	743	0
Gross loans	536,694	487,101	10
Allowance for loan losses	(4,929)	(4,473)	10
Net deferred loan fee income	(1,081)	(1,117)	(3)
Investment in bank stocks	4,612	4,558	1
Premises and equipment, net	38,775	38,686	0
Goodwill, net	35,970	35,970	0
Other intangible assets, net	99	119	(17)
Other assets	7,230	5,934	22
	$724,135	$686,319	6%

Liabilities and Shareholders' Equity

Liabilities
Deposits	$561,034	$552,508	2%
Securities sold under agreements to repurchase	39,883	12,470	220
Federal Home Loan Bank advances	23,673	25,759	(8)
Subordinated notes to Trust I and Trust II	24,743	24,743	0
Other liabilities	6,163	4,606	34
Total liabilities	655,496	620,086	6%

Minority interest	2,547	2,500	2%

Shareholders' equity
Common equity	67,512	64,770	4%
Accumulated other comprehensive loss	(1,420)	(1,037)	37
Total shareholders' equity	66,092	63,733	4
	$724,135	$686,319	6%

Loan Mix at Period End
Commercial, industrial, and agricultural	$187,373	$168,110	11%
Real estate--construction	229,644	222,857	3
Real estate--mortgage	113,762	88,679	28
Consumer	5,915	7,455	(21)
Total gross loans	$536,694	$487,101	10%

Deposit Mix at Period End
Interest bearing checking	$94,004	$97,058	(3)%
Savings	27,851	30,860	(10)
Money market	235,769	201,329	17
CDs under $100,000	39,376	42,516	(7)
CDs $100,000 and over	41,516	47,495	(13)
Interest bearing deposits	438,516	419,258	5
Non-interest bearing checking	122,518	133,250	(8)
Total deposits	$561,034	$552,508	2
Shares Outstanding at Period End	5,606,235	5,606,235	0%

Vail Banks, Inc.
Statement of Income by Quarter
(in thousands, except share data)
(unaudited)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2005	2005	2005

Interest income
Interest on loans	$10,820	$10,023	$9,179	$8,042	$7,410
Fees on loans	1,097	840	1,149	874	833
Interest on investment securities	825	845	846	852	1,028
Interest on federal funds sold	98	79	273	499	219
Investments in Trust I and Trust II	19	19	19	19	19
Total interest income	12,859	11,806	11,466	10,286	9,509
Interest expense
Deposits	3,039	2,667	2,342	1,962	1,623
Borrowings	247	255	275	279	241
Securities sold under agreements to repurchase	370	221	133	122	98
Federal funds purchased	13	7	-	-	-
Subordinated notes to Trust I and Trust II	630	631	631	631	630
Total interest expense	4,299	3,781	3,381	2,994	2,592
Net interest income	8,560	8,025	8,085	7,292	6,917
Provision for loan losses	240	215	450	50	(36)
Net interest income after provision	8,320	7,810	7,635	7,242	6,953

Non-interest income
Deposit related	690	647	689	648	645
Mortgage broker fees	461	403	585	588	459
Gain (loss) on sale of fixed assets	-	-	(28)	-	11
Other	481	464	494	887	426
Total non-interest income	1,632	1,514	1,740	2,123	1,541
Non-interest expense
Salaries and employee benefits	4,580	4,578	4,368	4,596	4,109
Occupancy	939	976	881	837	909
Furniture and equipment	603	616	639	646	650
Amortization of intangible assets	10	10	10	10	10
Other	1,793	1,281	1,582	1,285	1,397
Total non-interest expense	7,925	7,461	7,480	7,374	7,075

Income before taxes	2,027	1,863	1,895	1,991	1,419
Income tax expense	585	550	605	648	448
Net Income	$1,442	$1,313	$1,290	$1,343	$971

Diluted net income per share	$0.26	$0.24	$0.24	$0.25	$0.18

Vail Banks, Inc.
Statement of Income
(in thousands, except share data)
(unaudited)

	Three months ended June 30,		Percent	Six months ended June 30,		Percent
	2006	2005	Change	2006	2005	Change

Interest income
Interest on loans	$10,820	$7,410	46%	$20,843	$14,115	48%
Fees on loans	1,097	833	32	1,937	1,742	11
Interest on investment securities	825	1,028	(20)	1,670	2,399	(30)
Interest on federal funds sold	98	219	(55)	177	411	(57)
Investments in Trust I and Trust II	19	19	0	38	38	0
Total interest income	12,859	9,509	35	24,665	18,705	32
Interest expense
Deposits	3,039	1,623	87	5,706	2,952	93
Borrowings	247	241	2	502	605	(17)
Securities sold under agreements to repurchase	370	98	278	591	123	380
Federal funds purchased	13	-	0	20	-	0
Subordinated notes to Trust I and Trust II	630	630	0	1,261	1,261	0
Total interest expense	4,299	2,592	66	8,080	4,941	64
Net interest income	8,560	6,917	24	16,585	13,764	20
Provision for loan losses	240	(36)	767	455	29	1,469
Net interest income after provision	8,320	6,953	20	16,130	13,735	17

Non-interest income	1,632	1,541	6	3,146	2,976	6
Non-interest expense	7,925	7,075	12	15,386	14,041	10
Income before taxes	2,027	1,419	43	3,890	2,670	46
Income taxes	585	448	31	1,135	814	39
Net Income	$1,442	$971	49%	$2,755	$1,856	48%

Diluted net income per share	$0.26	$0.18	44%	$0.50	$0.34	47%
Weighted average shares outstanding - diluted	5,498,264	5,335,764	(3)	5,481,567	5,403,438	(1)

Profitability Ratios
Return on assets	0.82%	0.58%		0.79%	0.57%
Return on equity	8.82	6.41		8.56	6.12
Net interest margin (FTE)	5.68	5.00		5.58	5.07
Net (charge-offs) / recoveries	0.00	(0.05)		0.00	(0.04)
Efficiency ratio	78	84		78	84

Average Balances
Assets	$708,698	$654,444	8%	$701,854	$652,797	8%
Earning assets	613,125	561,978	9	606,985	558,089	9
Loans	516,166	411,495	25	507,441	406,943	25
Deposits	552,037	523,298	5	551,373	520,309	6
Shareholders' equity	65,580	60,937	8	64,911	60,611	7

Vail Banks, Inc.
Supplemental Information
(in thousands)
(unaudited)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2005	2005	2005

Average Balances
Assets	$708,698	$694,934	$682,827	$673,080	$654,444
Earning assets	613,125	600,777	588,081	580,370	561,978
Loans	516,166	498,619	458,128	421,678	411,495
Deposits	552,037	550,701	545,361	536,756	523,298
Interest bearing liabilities	514,391	497,516	483,324	477,432	468,261
Shareholders' equity	65,580	64,235	63,748	62,001	60,937

Average Deposit Mix
Interest bearing checking	96,171	96,058	94,426	91,277	93,380
Savings	28,826	30,587	31,336	31,778	31,787
Money market	220,961	210,410	197,545	181,233	162,355
CDs under $100,000	40,244	41,996	43,205	45,736	48,993
CDs $100,000 and over	44,151	46,109	49,919	59,049	67,114
Interest bearing deposits	430,353	425,160	416,431	409,073	403,629
Non-interest bearing checking	121,684	125,541	128,930	127,683	119,669
Total deposits	$552,037	$550,701	$545,361	$536,756	$523,298

Net Interest Margin Analysis
Net interest income	$8,560	$8,025	$8,085	$7,292	$6,917
Fully taxable equivalent adjustment	109	110	116	111	76
Net interest income (FTE)	8,669	8,135	8,201	7,403	6,993

Yields (FTE)
Loans	9.26%	8.84%	8.94%	8.39%	8.04%
Investment securities	4.57	4.50	4.05	3.87	3.75
Federal funds sold	4.82	4.25	3.82	3.50	2.91
Total earning assets	8.48	8.04	7.81	7.11	6.84

Cost of funds
Interest bearing deposits	2.83	2.54	2.23	1.90	1.61
Other interest bearing liabilities	6.01	6.24	6.16	5.99	6.01
Total interest bearing liabilities	3.35	3.08	2.78	2.49	2.22
Total interest expense to earning assets	2.81	2.55	2.28	2.04	1.84
Net interest margin (FTE)	5.68%	5.49%	5.53%	5.07%	5.00%

Vail Banks, Inc.
Asset Quality
(in thousands)
(unaudited)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2005	2005	2005

Asset Quality
Nonaccrual loans	$2,532	$188	$41	$-	$-
Restructured loans	-	-	-	-	-
Total non-performing loans	2,532	188	41	-	-
Foreclosed properties	795	1,093	572	617	589
Total non-performing assets	3,327	1,281	613	617	589
90+ days past due and accruing	27	247	83	1,399	181
Total risk assets	$3,354	$1,528	$696	$2,016	$770

Allowance for Loan Losses
Beginning Balance	$4,685	$4,473	$4,050	$4,003	$3,989
Provision (credit) for loan losses	240	215	450	50	(36)
Loan charge-offs	-	(4)	(28)	(7)	(1)
Loan recoveries	4	1	1	4	51
Net (charge-offs) recoveries	4	(3)	(27)	(3)	50
Ending Balance	$4,929	$4,685	$4,473	$4,050	$4,003

Net Recoveries (Charge-Offs) to Average Loans	0.00%	0.00%	(0.02)%	0.00%	0.05%

Loans Past Due 30 Days or More and Accruing to Total Loans	0.09	0.78	0.43	0.43	0.07